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                                                              EXHIBIT 10.1.1

                              SECOND AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of January 16, 1997, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, SUCCESSOR IN INTEREST TO NBD BANK (the "Lender") and VITA FOOD PRODUCTS, INC., a Nevada corporation ("the Borrower").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Borrower (by reason of merger) and Lender entered into a Loan and Security Agreement dated as of March 20, 1995 (the "Agreement"); and

     WHEREAS, Borrower has requested that the maturity date of the Agreement be extended to April 30, 1998; and

     WHEREAS, Lender is willing to grant such extension on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, it is hereby agreed as follows:

     1. The recitals hereinabove contained shall form a part of this Amendment and this Amendment shall be construed in the light thereof. All capitalized terms contained herein and not otherwise defined shall have the same meaning as contained in the Agreement.

     2.  Section 1.64 of the Agreement is hereby amended to read as follows:

              "Termination Date" shall mean April 30, 1998.

     3. The first four lines of Section 2.6 are deleted and in lieu thereof is inserted the following:


         "Effective with the date of this Amendment, Borrower shall pay Lender interest on the outstanding principal balance of the Revolving Loans at a pre-Default rate per annum equal to the Prime Rate (the "Revolving Note Rate"),"

     4.  Section 10.2(L) is hereby amended as follows:

         Make Capital Expenditures in any fiscal year subsequent to the year ending December 31, 1995 that exceed in the aggregate, $1,250,000; provided, however, that Capital expenditures incurred in connection with the rehabilitation of, alteration or addition to, or purchase of, real estate occupied by the Borrower shall



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              not be included in the definition of Capital Expenditures;

           5. Section 10.2(N) of the Agreement is hereby deleted and in lieu thereof is inserted the following:

                     Adopt or agree to contribute to any funded tax qualified employee pension benefit plan (as defined in ERISA); provided, however, that nothing herein contained shall prohibit contributions to a tax qualified profit sharing plan;

           6. Section 10.2(W) is hereby amended by modifying the numbers in the Minimum Net income column as follows:

              PERIOD                MINIMUM NET INCOME
              ------                ------------------
    January 1 through March 31      negative $400,000
    January 1 through June 30       negative $800,000
    January 1 through September 30  negative $700,000
    January 1 through December 31   positive $250,000

           7. Section 10.2(X) of the Agreement is hereby deleted and in lieu thereof is inserted the following:

                     Permit Tangible Net worth to be less than (i) as of December 31, 1995, negative $750,000 (ii) as of December 31, 1996, and thereafter (ii) negative $750,000, plus the cumulative aggregate net cash proceeds arising from the issuance of any capital stock after January 1, 1997.

           8. Concurrently with the execution of this Amendment, Borrower shall pay Lender a fee of $35,000, which is deemed fully earned upon the execution of this Amendment.

           9. Borrower agrees to execute such additional documents, including financing statements, as may be necessary to effectuate the purpose of this agreement.

           10. Borrower shall pay to Lender the reasonable legal fees and expenses of counsel incurred in connection with the preparation of this Amendment and related documentation.

           11. Borrower expressly acknowledges and agrees that all collateral, security interests, liens, pledges, and mortgages heretofore, under this Amendment, or hereafter granted to Lender, including, without limitation, such collateral, security interests, liens, pledges and mortgages granted under the Agreement, and all other supplements to the Agreement, extend to and cover all of the obligations of Borrower to Lender, now existing or hereafter arising including, without limitation,

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those arising in connection with the Agreement, as amended by this
Amendment, upon the terms set forth in such agreements, all of which security interests, liens, pledges, and mortgages are hereby ratified, reaffirmed, confirmed and approved.

     12. Borrower represents and warrants to Lender that (i) it has all necessary power and authority to execute and deliver this Amendment and perform its obligations hereunder, (ii) this Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, and (iii) all representations and warranties of Borrower contained in the Agreement, as amended, and all other agreements, instruments and other writings relating thereto, are true, correct and complete as of the date hereof.

     13. The parties hereto acknowledge and agree that the terms and provisions of this Amendment amend, add to and constitute a part of the Agreement. Except as expressly modified and amended by the terms of this Amendment, all of the other terms and conditions of the Agreement and all documents executed in connection therewith or referred to or incorporated therein remain in full force and effect and are hereby ratified, reaffirmed, confirmed and approved.

     14. If there is an express conflict between the terms of this Amendment and the terms of the Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Amendment shall govern and control.

     15. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

     16. This Amendment was executed and delivered in Skokie, Illinois and shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

ATTEST:                                      VITA FOOD PRODUCTS, INC.,
                                             a Nevada corporation

Clark L. Feldman                             By:  /s/ Jay H. Dembsky
-----------------                               ---------------------------
Secretary                                    Title: Chief Financial Officer
                                                   ------------------------

                                             AMERICAN NATIONAL BANK AND
                                             TRUST COMPANY OF CHICAGO,
                                             successor in interest to
                                             NBD BANK


                                             By:  /s/ Gregory H. Bork
                                                ---------------------------
                                             Title:  1st Vice President
                                                    -----------------------







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